Exhibit 3(ii)
BY-LAWS
of
DOVER CORPORATION
(As amended through November 8, 2007)
ARTICLE I
Offices
The corporation may have offices at such places in or outside the State of Delaware as the Board of Directors may from time to time determine or as the business of the corporation may require.
ARTICLE II
Stockholders’ Meetings
     1. Place of all meetings.
          All meetings of stockholders shall be held at such place or places in or outside the State of Delaware as the Board of Directors may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof, subject to any provisions of the laws of Delaware.
     2. Annual meeting of stockholders. The annual meeting of stockholders shall be held each year during normal business hours on such business day in the fourth month following the close of the fiscal year as the Board of Directors shall determine. In the event that such annual meeting is not held as herein provided for, the annual meeting may be held as soon thereafter as may be convenient. Such subsequent meeting shall be called in the same manner as hereinafter provided for special meetings of stockholders. Written notice of the time and place of the annual meeting shall be given by mail or by electronic transmission, if allowed under the laws of Delaware, to each stockholder entitled to vote at least ten days prior to the date thereof, unless waived as provided by Article IX of these By-laws.
     3. Notice of Stockholder Proposals. (a) At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (i) by, or at the direction of, the Board of Directors or (ii) by any stockholder who complies with the notice procedures set forth in this section of the By-laws. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 120 calendar days nor more than 150 calendar days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event the date of the annual meeting has been accelerated more than 30 days or delayed more than 90 days from the date of the prior year’s meeting, notice by the stockholder to be timely must be so delivered or received not later than the close of business of the later of 120 calendar days in advance of such annual meeting or ten calendar days following the date on which public announcement of the date of the meeting is first made. In no event shall the announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as describe in this section. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder on the date of such stockholder notice, (iv) any material interest of the stockholder in such proposal, and (v) all other information relating to the proposed business which may be required to be disclosed under applicable law.
     For a stockholder proposal to be included in the proxy materials of the corporation, the stockholder proponent must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this section.
     Notwithstanding the provisions of this Article II, Section 3, stockholder nominations of directors shall be subject to the provisions of Article III, Section 8 of these By-laws.
          (b) If the presiding officer of the annual meeting determines that a stockholder proposal was not made in accordance with the terms of this section, he or she shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.
          (c) This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.
     4. Special meetings of stockholders. Special meetings of stockholders may be called at any time by order of the Board of Directors or the Executive Committee (if one shall have been appointed). Notice of all such meetings of the stockholders, stating the time, place, and the purposes thereof shall be given by mail as soon as possible to each stockholder entitled to vote thereat at his or her last known address, by electronic transmission as soon as possible in a form consented to by the stockholder to whom the notice is given, or by delivering the same personally at least ten days before the meeting. Meetings of the stockholders may be held at any time without notice when all of the stockholders entitled to vote thereat are represented in person or by proxy.
     5. Voting at stockholders’ meetings. At all meetings of the stockholders, each stockholder entitled to vote shall be entitled to one vote for each share of stock standing on record in his or her name, subject to any restrictions or qualifications set forth in the Certificate of Incorporation or any amendment thereto.
     6. Quorum at stockholders’ meetings. At any stockholders’ meeting, a majority of the stock outstanding and entitled to vote thereat represented in person or by proxy shall constitute a quorum, but a smaller interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority in interest of the stock entitled to vote represented thereat shall decide any question brought before such meeting unless the question is one upon which, by express provision of law or of the Certificate of Incorporation or of these By-laws, a different vote is required, in which case such express provision shall govern.
     7. Election of Directors. Each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the 10th business day preceding the date the corporation first mails its notice of meeting for such meeting to the stockholders of the corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this section, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).
     In order for any incumbent director to become a nominee for further service on the Board of Directors, such person shall submit an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance of that resignation by the Board of Directors. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, a committee designated by the Board of Directors shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and, if necessary, filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision, within 90 days following certification of the election results. The committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and other information that they consider appropriate and relevant. A director whose resignation is being considered shall not participate in the recommendation of the committee or the decision of the Board of Directors with respect to his or her resignation.
     If the Board of Directors accepts a director’s resignation pursuant to this section, or if a nominee for director is not elected in an election which is not a Contested Election and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy or decrease the size of the Board of Directors pursuant to Article V of these By-laws.
     8. List of stockholders to be filed, etc. At least ten days before every election of directors, a complete list of the stockholders entitled to vote at the election, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary. Such list shall be open, during normal business hours, at the principal place of business of the corporation for ten days, subject to examination by any stockholder for any purpose germane to the meeting. Such list shall be produced and kept at the time and place of election during the whole time thereof and subject to the inspection of any stockholder who may be present. Upon the willful neglect or refusal of the directors to produce such a list at any election, they shall be ineligible to any office at such election. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list pursuant to this section or to vote in person or by proxy at such election.
ARTICLE III
Board of Directors
     1. Number and qualification. A board of directors shall be elected at each annual meeting of stockholders, or at a special meeting held in lieu thereof as above provided, who shall serve until the election and qualification of their successors or their earlier resignation or removal. The number of directors shall be such as may be determined from time to time by the stockholders or by the Board of Directors, but in no event shall the number be less than three. In case of any increase in the number of directors between elections by the stockholders, the additional directorships shall be considered vacancies and shall be filled in the manner prescribed in Article V of these By-laws. Directors need not be stockholders.
     2. Powers of directors. The Board of Directors shall have the entire management of the affairs of the corporation and is hereby vested with all the powers possessed by the corporation itself to the extent this delegation of authority is not inconsistent with the laws of the State of Delaware, with the Certificate of Incorporation, or with these By-laws. The Board of Directors shall have authority from time to time to set apart, out of any assets of the corporation otherwise available for dividends, a reserve or reserves as working capital, or for any other proper purpose or purposes, and to abolish or add to any such reserve or reserves from time to time as the Board may deem to be in the interests of the corporation. The Board shall likewise have the power, subject to the provisions of the Certificate of Incorporation, to determine in its discretion what part of the earned surplus and/or net assets of the corporation in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the corporation.
     3. Chairman of the Board. The Board of Directors shall have a chairman, who shall be a director. The Chairman of the Board, when present, shall preside at all meetings of the stockholders, the Board of Directors and the Executive Committee (if one shall have been appointed). In general, the Chairman of the Board shall exercise the powers and authority and perform all duties commonly incident to the office of Chairman of the Board.
     4. Directors’ meetings. Meetings of the Board of Directors may be held either in or outside the State of Delaware. A quorum shall be one-third the number of directors, but not less than three directors.
     The Board of Directors elected at any stockholders’ meeting shall at the close of that meeting, without further notice if a quorum of directors be then present, or as soon thereafter as may be convenient, hold a meeting for the election of officers and the transaction of any other business. At such meeting they shall elect a Chairman of the Board, who need not be an officer but shall be a member of the Board of Directors, and a president, one or more vice presidents, a secretary, treasurer, one or more assistant secretaries, and such other officers as they may deem proper, none of whom need be a member of the Board of Directors.
     The Board of Directors may from time to time provide for the holding of regular meetings with or without notice and may fix the times and places at which such meetings are to be held. Meetings other than regular meetings may be called at any time by the President or by the Chairman of the Board (if he or she is an officer of the corporation) and must be called by the President, by the Chairman of the Board (if he or she is an officer of the corporation) or by the Secretary upon the written request of any director.
     Notice of each meeting, other than a regular meeting (unless required by the Board of Directors), shall be given to each director by mailing the same to each director at his or her residence or business address at least seven days before the meeting, by a form of electronic transmission at least three days before the meeting, or by delivering the same to him or her personally or by telephone at least one day before the meeting unless, in case of exigency, the President, the Chairman of the Board (if he or she is an officer of the corporation) or the Secretary shall prescribe a shorter notice to be given personally, by telephone or by electronic transmission to all or any one or more of the directors at their respective residences, places of business or electronic mail addresses.

     Notice of all meetings shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by statute, the Certificate of Incorporation, the By-laws, or the Board of Directors.
     5. Committees. The Board of Directors shall have, at all times, the following standing committees: an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. Each of the Committees shall have the powers and perform such duties, not inconsistent with law, as may be set forth in its charter or as may be assigned to it by the Board of Directors. Each of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee will consist of at least three members. The Board of Directors will appoint committee members of each standing committee and the chair of each such committee upon the recommendation of the Governance and Nominating Committee. The Board of Directors, by resolution, may provide for such other standing or special committees as it deems desirable and may discontinue the same at its pleasure. Each such committee shall have the powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors. A majority of the committee members shall constitute the quorum for any committee of the Board to conduct business.
     6. Executive Committee. The Board of Directors may provide for an executive committee of two or more directors and shall elect the members thereof to serve during the pleasure of the Board. The Board of Directors may designate one of such members to act as chairman, provided that the Chairman of the Board shall be a member of the Executive Committee and, if present, shall preside at any meeting of the Executive Committee. The Board shall have the power at any time to change the membership of the committee, to fill vacancies in it, or to dissolve it. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the corporation to the extent authorized by resolution adopted by a majority of the entire Board of Directors.
     The Executive Committee may determine its rules of procedure and the notice to be given of its meetings, and it may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the committee shall constitute a quorum.
     Any reference in these By-laws to the Executive Committee shall apply only if the Board of Directors has provided for an Executive Committee.
     7. Compensation of directors. The Board of Directors, upon the recommendation of the Compensation Committee, shall from time to time determine the form and amount of fees or compensation to be paid to the directors for services as such to the corporation, including, but not limited to, fees and expenses for attendance at meetings of the Board or its committees. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     8. Notice of Nominations. At any annual meeting of stockholders, only persons who are nominated in accordance with the procedures set forth in the By-laws shall be eligible to be elected and serve as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder who is a stockholder of record at the time notice is given as provided for in this section, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 120 calendar days nor more than 150 calendar days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that, in the event the date of the annual meeting has been accelerated more than 30 days or delayed more than 90 days from the date of the prior year’s meeting, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the later of 120 calendar days in advance of such annual meeting or ten calendar days following the date on which public announcement of the date of the meeting is first made. In no event shall the announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described in this section. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or would otherwise be required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected), and (ii) a description of all arrangements or understandings between the stockholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation’s books, of such stockholder supporting such nomination, and (ii) the number of shares which are beneficially owned by such stockholder. To the extent the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, impose additional information or procedural requirements on stockholder nominations of directors, any nominating stockholder shall also comply with such additional requirements. At the request of the Board of Directors, any person nominated to the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be eligible to serve as a director unless nominated in accordance with the procedures set forth in these By-laws. The presiding officer of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed in the By-laws, and, if the presiding officer should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Any nomination by a stockholder made in accordance with these By-laws shall not entitle the nominating stockholder or the nominee to include any information in the corporation’s proxy statement or require the corporation to otherwise distribute any information to other stockholders unless required by law.
ARTICLE IV
Officers
     1. Titles and Election. The officers of this corporation may, at the discretion of the Board of Directors, include the Chairman of the Board (who shall be a director), and shall include a chief executive officer, a president, one or more vice presidents, a secretary, a treasurer and one or more assistant secretaries who shall be elected at the meeting of the Board of Directors next following the election of the Board of Directors by the stockholders and who shall hold office until the election and qualification of their successors or until such officer’s earlier resignation or removal. Any person may hold more than one office if the duties thereof can be consistently performed by the same person, and to the extent permitted by law.
     The Board of Directors, in its discretion, may at any time elect or appoint one or more vice presidents, a treasurer, assistant secretaries and assistant treasurers and such other officers or agents as it may deem advisable, all of whom shall hold office at the pleasure of the Board and shall have such authority and shall perform such duties as the Board shall prescribe from time to time.
     The Board of Directors may require any officer, agent or employee to give bond for the faithful performance of his or her duties in such form and with such sureties as the Board may require.
Duties. Subject to such extension, limitations, and other provisions as the Board of Directors or the By-laws may from time to time prescribe, the following officers shall have the following powers and duties:
          (a) Chairman of the Board. The Board of Directors, in its discretion, may designate the Chairman of the Board as an officer of the corporation. If the Chairman of the Board is an officer, the Chairman shall have such other powers and perform such other duties (in addition to being Chairman of the Board) as may be assigned to him or her from time to time by the Board of Directors.
          (b) Chief Executive Officer. The Board of Directors shall designate either the Chairman of the Board (if an officer) or the President as the Chief Executive Officer of the corporation. The Chief Executive Officer shall be in charge of the general management of the corporation, subject to the control of the Board of Directors.

          (c) President. The President may be designated the Chief Executive Officer or the Chief Operating Officer of the corporation. In the absence or inability to act of the Chairman, the President, if present, shall preside at all meetings of the stockholders, and shall have and perform all the powers and duties of the Chairman, subject to the control of the Board of Directors. In general, the President shall exercise the powers and authority and perform all the duties commonly incident to the office of President and shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board.
          (d) Vice President. The Vice President or Vice Presidents shall perform such duties as may be assigned to them by the Board of Directors and, in the absence or disability of the Chief Executive Officer and the President, the Vice Presidents in order of seniority shall exercise all powers and duties pertaining to the office of President.
          (e) Secretary. The Secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors, give and serve all notices, attend to such correspondence as may be assigned to him or her, keep in safe custody the seal of the corporation, and affix such seal to all such instruments properly executed as may require it, and shall have such other duties and powers as the Board of Directors shall prescribe from time to time.
          (f) Treasurer. The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the moneys, funds, valuable papers and documents of the corporation (other than his or her own bond, if any, which shall be in the custody of the President), and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to his or her office. The Treasurer shall deposit all funds of the corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as the Board of Directors shall designate. The Treasurer may endorse for deposit or collection all checks, notes, etc. payable to the corporation or to its order. The Treasurer shall keep accurate books of account of the corporation’s transactions, which shall be the property of the corporation, and, together with all its property in his or her possession, shall be subject at all times to the inspection and control of the Board of Directors. The Treasurer shall be subject in every way to the order of the Board of Directors, and shall render to the Board of Directors, the Chief Executive Officer and/or the President of the corporation, whenever they may require it, an account of all his or her transactions and of the financial condition of the corporation.
     3. Delegation of authority. The Board of Directors may at any time delegate the powers and duties of any officer for the time being to any other officer, director or employee.
     4. Salaries. The compensation of the officer designated as the Chief Executive Officer shall be determined by the members of the Compensation Committee together with the other directors who qualify as “independent” under the then applicable standards of the New York Stock Exchange. The compensation of all other officers of the corporation who report to the Chief Executive Officer or the President shall be approved by the Compensation Committee, and the Chief Executive Officer shall make non-binding recommendations to the Compensation Committee with respect thereto. The fact that any officer is a director shall not preclude him or her from receiving a salary.
     5. Signing of Contracts. The Chairman (if an officer), the Chief Executive Officer, the President or a vice president, unless some other person is authorized by the Board of Directors shall sign all certificates representing shares of stock of the corporation and all bonds, deeds and contracts of the corporation.
ARTICLE V
Resignations, Removals and Vacancies
     1. Resignations. Any director, officer, or agent may resign at any time by giving notice in writing or by electronic transmission thereof to the Board of Directors, the Chief Executive Officer, the President, or the Secretary. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation that is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.
     2. Removals. The stockholders at any meeting called for such purposes may, by vote of the majority of the issued and outstanding shares of stock entitled to vote, remove from office, with or without cause, any director and elect a successor. The Board of Directors, by a majority vote of the total number of directors at a meeting called for such purpose, may remove from office any officer of the corporation with or without cause. The Board may delegate the powers and duties for the time being of any officer to any other officer or to any director.
     3. Vacancies. When the office of any director or officer becomes vacant, whether by reason of increase in the number of directors or otherwise, the remaining director or directors, although less than a quorum, may elect a successor for such office who shall hold the same for the unexpired term, or the directors may reduce their number by the number of such vacancies in the Board, provided such reduction shall not reduce the Board to less than three.

Article VI
Capital Stock
     1. Certificates of stock. Any or all classes or series of the capital stock of the corporation may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware from time to time. Certificates, if any, for shares of capital stock of the corporation shall be in such form as may be prescribed by the Board of Directors, duly numbered and setting forth the number and kind of shares represented thereby. Such certificates shall be signed by the Chairman (if an officer), the Chief Executive Officer, the President or a vice president and by the Treasurer or an assistant treasurer or by the Secretary or an assistant secretary. Any of such signatures and the corporate seal affixed to any stock certificate may be in facsimile.
     In case any officer who has signed, or whose facsimile signature has been used on a certificate, has ceased to be an officer before the certificate has been delivered, such certificate may nevertheless be adopted and issued and delivered by the corporation, or its transfer agent, as though the officer who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer of the corporation.
     2. Transfer of stock. Shares of the capital stock of the corporation shall be transferable only upon the books of the corporation by the holder in person or by an attorney duly authorized and, if such shares are certificated, upon the surrender of the certificate or certificates properly assigned and endorsed or, if such shares are uncertificated, upon appropriate instructions from the holder thereof or an attorney duly authorized. If the corporation has a transfer agent or agents or transfer clerk and registrar of transfers acting on its behalf, the signature of any officer or representative thereof may be in facsimile.
     The Board of Directors may appoint a transfer agent and one or more co-transfer agents and a registrar of transfer and may make all such rules and regulations as it deems expedient concerning the issue, transfer and registration of shares of stock. The transfer books shall be closed for such period as the Board shall direct before and on the day of the annual or any special meeting of the stockholders and may also be closed by the Board for such period as may be advisable for dividend purposes, and during such time no stock shall be transferable.
     3. Transfer books. The Board of Directors, in lieu of closing the stock transfer books as described above, may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall come into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive payment of such dividend, or allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as described above.
     4. Lost certificates. In case of loss or mutilation or destruction of a certificate of stock of the corporation, a duplicate certificate or uncertificated shares may be issued upon such terms as the Board of Directors may determine.
ARTICLE VII
Fiscal Year, Bank Deposits, Checks, etc.
     1. Fiscal year. The fiscal year of the corporation will commence on the first day of January of each year or at such other time as the Board of Directors may designate.
     2. Bank deposits, checks, etc. The funds of the corporation shall be deposited in the name of the corporation in such banks or trust companies as may from time to time be designated by, or pursuant to authorization from, the Board of Directors.
     All checks, drafts, notes or other obligations for the payment of money shall be signed by such persons as the Board of Directors from time to time by resolution may direct or authorize.
ARTICLE VIII
Books and Records
     1. Place of keeping books. Unless otherwise expressly required by the laws of Delaware, the books and records of this corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by, or pursuant to authorization from, the Board of Directors.
     2. Examination of books. Except as otherwise provided in the Certificate of Incorporation, in these By-laws or by statute, the Board of Directors shall have the power to determine from time to time whether, to what extent, at what times and places, and under what conditions and regulations the accounts, records and books of this corporation, or any of them, shall be open to the inspection of the stockholders. No stockholder shall have any right to inspect any account or book or document of this corporation except as prescribed by statute or authorized by express resolution of the stockholders or of the Board of Directors.

ARTICLE IX
Notices
     1. Requirements of notice. Whenever notice is required to be given by statute or by these By-laws, it shall not mean personal notice unless so specified, but such notice may be given (i) in writing by depositing the same in a post office or letter box, postpaid and addressed to the person to whom such notice is directed at the address of such person on the records of the corporation, and such notice shall be deemed given at the time when it is so mailed or (ii) by electronic transmission, provided that in the case of notice to a stockholder such stockholder shall have previously consented to such form of notice, and such notice shall be deemed given at the time when the same shall be transmitted.
     2. Waivers. Any stockholder, director or officer may, in writing or by electronic transmission, at any time waive any notice or other formality required by statute or by these By-laws. Such waiver of notice, whether given before or after any meeting, shall be deemed equivalent to notice. Presence of a stockholder either in person or by proxy at any stockholders’ meeting and presence of any director at any meeting of the Board of Directors shall constitute a waiver of such notice as may be required by any statute or by these By-laws.
ARTICLE X
Seal
     The corporate seal of the corporation shall consist of two concentric circles between which shall be the name of the corporation and in the center of which shall be inscribed “Corporate Seal, Delaware.”
ARTICLE XI
Powers of Attorney
     The Board of Directors may authorize one or more of the officers of the corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the corporation, with or without power of substitution.

ARTICLE XII
Indemnification of Directors and Officers
          (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter by amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (b) hereof with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise.
          (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this section is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
          (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.
          (d) Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation, or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
          (e) Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article XII shall not adversely affect any right or prosecution of a director, officer, employee or agent of the corporation in respect of any act or omission occurring prior to the time of such repeal or modification.
ARTICLE XIII
Amendments
     These By-laws may be amended or repealed at any meeting of stockholders or at any meeting of the Board of Directors by a majority vote of the directors then in office, provided the notice of such meeting thereof shall contain a statement of the substance of the proposed amendment or repeal.